UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 25, 2008 (January 22, 2008)
BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
389-A Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)
(615) 844-1280
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 22, 2008, BioMimetic Therapeutics, Inc. (the “Company”) entered into an amendment to its lease agreements with Noblegene Development, LLC (the “Landlord”). Dr. Lynch, the Company’s President and Chief Executive Officer and John N. Weckesser, Dr. Lynch’s wife’s brother-in-law are principles in the Landlord. The Company has two lease agreements with the Landlord that were amended. The amendment added certain additional exclusions to the definition of “Operating Costs” in both of the lease agreements. The amendment also provided for the Company to pay $56,686.22 to the Landlord as a final payment of 2007 operating costs under one of the lease agreements. This description of the amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	First Amendment to Lease Agreements dated January 22, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.
By:	/s/ Earl Douglas
	Name:	Earl Douglas
	Title:	General Counsel

Date: January 25, 2008